UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2018

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On December 5, 2018, Hillenbrand, Inc. (the “Company”) received notice from Mark C. DeLuzio that after eleven years of distinguished service on the Company’s Board of Directors, Mr. DeLuzio has decided not to stand for re-election at the Company’s upcoming Annual Meeting of shareholders.  Mr. DeLuzio has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(e)                                  On December 6, 2018, the Company’s Board of Directors adopted and approved the Hillenbrand, Inc. Second Amended and Restated Short-Term Incentive Compensation Plan for Key Executives (the “2018 Plan”). The 2018 Plan amends and restates in its entirety, and is substantially similar to, the Company’s prior Short-Term Incentive Compensation Plan for Key Executives (the “Prior Plan”), which was approved by the Company’s shareholders on February 26, 2014 and expired in accordance with its terms on October 1, 2018.

The purpose of the 2018 Plan is to advance the interests of the Company by providing for annual bonuses to participating executive employees based on the achievement of pre-established objective performance goals, consistent with the Company’s compensation philosophy as may be adopted from time to time. The 2018 Plan will be administered by the Compensation and Management Development Committee of the Board (the “Committee”).

Under the 2018 Plan, the Committee may, in its sole discretion, grant awards to one or more executive employees and shall set the corresponding performance measures, performance targets (including minimum, target, and maximum levels), and an objective formula for computing the payment amount based on achievement of the established performance targets. Payments are made in cash based on the achievement of the applicable performance targets during the applicable fiscal year. Eligible participants under the 2018 Plan include the Company’s named executive officers.

The foregoing description of the terms of the 2018 Plan is qualified in its entirety by reference to the actual terms of the 2018 Plan, which is incorporated by reference to Exhibit 10.1 hereto.

Item 8.01  Other Events.

On December 7, 2018, the Company issued a press release to announce that its Board of Directors has adopted a new share repurchase program in the amount of $200 million. This repurchase program does not have an expiration and replaces the previously existing share repurchase authorization.

A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Hillenbrand, Inc. Second Amended and Restated Short-Term Incentive Compensation Plan for Key Executives.

99.1	Press Release, dated December 7, 2018, of Hillenbrand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2018

HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel, Secretary and Chief Compliance Officer